UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2023

HNR ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Delaware	001-41278	85-4359124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address of principal executive offices, including zip code)

(713) 834-1145

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HNRA	NYSE American
Redeemable warrants, exercisable for three quarters of one share of common stock at an exercise price of $11.50 per share	HNRAW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated MIPA

As previously disclosed, on December 27, 2022, HNR Acquisition Corp, a Delaware corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Prior MIPA”) with CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Management”), 4400 Holdings, LLC, a Texas limited liability company (“4400” and, together with CIC, DenCo and Pogo Management, collectively, “Seller” and each a “Seller”), and, solely with respect to Section 7.20 of the Prior MIPA, HNRAC Sponsors LLC, a Delaware limited liability company (“Sponsor”).

On August 28, 2023, the Company, HNRA Upstream, LLC, a newly formed Delaware limited liability company which is managed by, and is a subsidiary of, the Company (“OpCo”), and HNRA Partner, Inc., a newly formed Delaware corporation and wholly owned subsidiary of OpCo (“SPAC Subsidiary”, and together with the Company and OpCo, “Buyer” and each a “Buyer”), entered into an Amended and Restated Membership Interest Purchase Agreement (the “A&R MIPA”) with Seller, and, solely with respect to Section 6.20 of the A&R MIPA, the Sponsor, which amended and restated the Prior MIPA in its entirety. As described more fully below, the post-purchase Company will be organized in an “Up-C” structure and the only direct assets of the Company will consist of equity interests in OpCo.

All capitalized terms set forth below which are not defined shall have the meanings set forth in the A&R MIPA.

The Purchase

Pursuant to the A&R MIPA, and subject to the terms, provisions, and conditions set forth therein, at the closing of the transactions contemplated by the A&R MIPA (the “Closing”),  (i) (A) the Company will contribute to OpCo (1) all of its assets (excluding its interests in OpCo and the aggregate amount of cash required to satisfy any exercise by stockholders of their redemption rights) and (2) 2,000,000 newly issued shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of the Company (such shares, the “Seller Class B Shares”) for purposes of delivery to Seller, and (B) in exchange therefor, OpCo will issue to the Company a number of Class A common units (the “OpCo Class A Units”) of OpCo equal to the number of total shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company issued and outstanding immediately after the Closing (taking into account and following the exercise of redemption rights) (such transactions, the “SPAC Contribution”), (ii) immediately following the SPAC Contribution, OpCo will contribute $900,000 to SPAC Subsidiary in exchange for 100% of the outstanding common stock of SPAC Subsidiary (the “SPAC Subsidiary Contribution”), and (iii) immediately following the SPAC Subsidiary Contribution, Seller shall sell, contribute, assign, and convey to (A) OpCo, and OpCo shall acquire and accept from Seller, ninety-nine percent (99.0%) of the outstanding membership interests of Pogo Resources, LLC, a Texas limited liability company (“Pogo” or the “Target”), and (B) SPAC Subsidiary, and SPAC Subsidiary shall purchase and accept from Seller, one percent (1.0%) of the outstanding membership interest of Target (together with the ninety-nine (99.0%) interest, the “Target Interests”), in each case, in exchange for (x) $900,000 of the Cash Consideration (as defined below) in the case of SPAC Subsidiary and (y) the remainder of the Aggregate Consideration (as defined below) in the case of OpCo.

The “Aggregate Consideration” for the Target Interests will be (a), cash in the amount of $63,000,000 in immediately available funds (the “Cash Consideration”), (b) 2,000,000 Class B common units of OpCo (“OpCo Class B Units”) valued at $10.00 per unit (the “Common Unit Consideration”), which will be equal to and exchangeable into 2,000,000 shares of Class A Common Stock issuable upon exercise of the OpCo Exchange Right (as defined below), as reflected in the amended and restated limited liability company agreement of OpCo that will be effective at Closing (the “A&R OpCo LLC Agreement”) and (c) and the Seller Class B Shares; provided, that (i) a portion of the Cash Consideration not to exceed $15,000,000 may be payable through a promissory note to Seller (the “Seller Promissory Note”) to the extent the amount available for payment of the Cash Consideration at Closing (the “Minimum Cash Amount”) is less than $63,000,000 and (ii) a portion of the Cash Consideration not to exceed $20,000,000 may be payable through the issuance of up to 2,000,000 preferred units (the “OpCo Preferred Units” and together with the Opco Class A Units and the OpCo Class B Units, the “OpCo Units”) of OpCo (the “Preferred Unit Consideration”, and, together with the Common Unit Consideration, the “Unit Consideration”), to the extent the Minimum Cash Amount is less than $48,000,000. At Closing, 500,000 OpCo Class B Units (the “Escrowed Unit Consideration”) shall be placed in escrow with the an escrow agent for the benefit of Buyer pursuant to the Escrow Agreement and the indemnity provisions therein. The Aggregate Consideration is subject to adjustment in accordance with the A&R MIPA.

Conditions to Closing

The obligation of Seller to consummate the transactions contemplated by the A&R MIPA are subject, at the option of Seller, to the satisfaction on or prior to Closing of certain conditions, including: (i) the accuracy of certain representations and warranties of the Company, except for such breaches, if any, as would not have a material adverse effect; (ii) the performance and observance of all covenants and agreements to be performed or performed by the Company, except for such covenants and agreements for which the nonperformance or nonobservance does not or would not be reasonably expected to have a material adverse effect; (iii) no proceeding by a third party (including any governmental body) seeking to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by the A&R MIPA will be pending before any governmental body or have resulted in an injunction, order, or award that grants such relief; (iv) execution and delivery of certain agreements, including the Registration Rights Agreement, SPAC Stockholder Support Agreement, Escrow Agreement, Board Designation Agreement, the Backstop Agreement, and the Option Agreement by the Company or its affiliates; (v) the Company will be ready, willing, and able to pay the Cash Consideration to Seller (with at least $33,000,000 payable in cash and no more than $15,000,000 subject to payment through the terms of the Seller Promissory Note and no more than $20,000,000 subject to payment through the OpCo Preferred Units) and issue the Unit Consideration and Class B Common Stock to Seller; (vi) the shares of Class A Common Stock (including shares issuable upon the exercise of the OpCo Exchange Right) will have been approved for listing on the NYSE American, Nasdaq or another nationally recognized securities exchange listing mutually agreed by the Parties, subject only to official notice of issuance thereof; (vii) any waiting period applicable to the transactions contemplated by the A&R MIPA under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) will have been terminated or have expired; and (viii) the transactions contemplated by the A&R MIPA will have been approved by the Company’s stockholders at a special meeting.

The obligations of the Company to consummate the transactions contemplated by the A&R MIPA are subject, at the option of the Company, to the satisfaction on or prior to Closing of certain conditions, including: (i) the accuracy of certain representations and warranties of Seller, except for such breaches, if any, as would not have a material adverse effect; (ii) the performance and observance of all covenants and agreements to be performed or performed by Seller in all material aspects; (iii) no proceeding by a third party (including any governmental body) seeking to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by the A&R MIPA will be pending before any governmental body or have resulted in an injunction, order, or award that grants such relief, with certain exceptions; (iv) execution and delivery of certain transaction documents and financial statements by Seller; (v) any waiting period applicable to the transactions contemplated by the A&R MIPA under the HSR Act will have been terminated or shall have expired; (vi) the transactions contemplated by the A&R MIPA will have been approved by the Company’s stockholders at a special meeting; (vii) the Company will not have redeemed shares of Class A Common Stock in an amount that would cause the Company to have less than $5,000,001 of net tangible assets; (viii) no material adverse effect will have occurred between the date of the A&R MIPA and the date of closing (the “Closing Date”) with respect to the Target; (ix) the shares of Class A Common Stock (including shares issuable upon the exercise of the OpCo Exchange Right) will have listed, and will have been approved for continued listing, on the NYSE American, Nasdaq or another nationally recognized securities exchange mutually agreed by the Parties; and (x) Seller will have caused the assignment of all equity interests in Pogo Operating Inc., a subsidiary of Target, so that Pogo Operating Inc. is not a part of the purchase by the Company.

Representations, Warranties and Covenants

The A&R MIPA contains customary representations, warranties and covenants of Buyer, Target and Seller.

Termination

The A&R MIPA may be terminated (i) at any time prior to Closing by the mutual prior written consent of Seller and Buyer; (ii) by Seller or Buyer if Closing has not occurred on or before October 30, 2023 (the “Outside Date”); (iii) by Buyer, if all conditions to Seller’s obligation to proceed with Closing have been satisfied or waived by Buyer but Seller has refused to close; (iv) by Seller or Buyer if, after the final adjournment of the special meeting of the Company’s stockholders at which a vote of the Company’s stockholders has been taken in accordance with the A&R MIPA, the Company’s stockholder approval has not been obtained; (v) by Seller, if the Closing has not occurred on or before November 15, 2023 and Sponsor has not effected the extension of time allowed for the SPAC to consummate a purchase; (vi) by either party if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the other party set forth in the A&R MIPA will have occurred that would cause any of the conditions to closing to not to be satisfied, and is incapable of being cured by the Outside Date or, if curable, is not cured by the breaching party within thirty (30) days of receipt by the breaching party of written notice of such breach or failure (or, if the Outside Date is less than thirty (30) days from the date of receipt of such notice, by the Outside Date); or (vii) by Seller, if all conditions to Buyer’s obligation to proceed with Closing have been satisfied or waived by Seller (other than those conditions that, by their nature, are to be satisfied at Closing) but Buyer has refused to close.

If the A&R MIPA is validly terminated, the transactions contemplated therein will become void and of no further force or effect without any further action of or liability to indemnitees (absent fraud, or any willful and material breach of the A&R MIPA by a party hereto), and following such termination, Seller will be free immediately to enjoy all rights of ownership of the Target Interests and to sell, transfer, encumber, or otherwise dispose of the Target Interests to any Person without any restriction under A&R MIPA.

The foregoing description of the A&R MIPA is qualified in its entirety by reference to the full text of the A&R MIPA, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Certain Related Agreements

Seller Promissory Note

In connection with the A&R MIPA and the Debt Commitment Letter, the parties agreed to amend the form of Seller Promissory Note that will be entered into at Closing. To the extent the minimum cash amount is less than $63,000,000, OpCo will issue to Seller the Seller Promissory Note in an amount equal to the lesser of (i) the difference between $63,000,000 and the Minimum Cash Amount and (ii) $15,000,000, providing for a maturity date that will be six (6) months from the Closing Date, bearing an interest rate equal to the greater of 12% per annum and the highest interest rate applicable to the Company’s financing, and with no penalty for prepayment; provided, that if the Seller Promissory Note is not repaid in full on or prior to its stated maturity date, the Company will owe interest from and after default equal to the lesser of 18% per annum and the highest amount permissible under law, compounded monthly. The Seller Promissory Note will be subordinated to the Credit Facility.

Until the obligations under the Seller Promissory Note are repaid in full, OpCo (1) shall conduct the business of Target and its subsidiaries in the ordinary course, consistent with past practice during the nine (9) months prior to the closing the transactions contemplated by the A&R MIPA; (2) will not (i) transfer, sell, hypothecate, encumber, dispose of any material assets of Target or its subsidiaries except for sales of inventory in the ordinary course of business and market-based trade terms, the creation of liens securing the Credit Facility, or other transactions consented to by Seller, or (ii) acquire any material assets outside of the ordinary course of business; (3) will not (i) use any net proceeds of OpCo, Target or any of their respective subsidiaries raised in connection with the issuance of any equity or debt securities to repay (whether full or in part) the accrued and outstanding obligations under the Seller Promissory Note, (ii) incur any indebtedness for borrowed money, or allow the Company, SPAC Subsidiary, Target, or any of their subsidiaries to incur any indebtedness for borrowed money, that is senior to the Seller Promissory Note (other than the Credit Facility), or (iii) materially amend or restate the Credit Facility to allow for additional borrowings thereunder.

The foregoing description of the Seller Promissory Note is qualified in its entirety by the terms of the form of Seller Promissory Note, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Option Agreement

In connection with the A&R MIPA, OpCo and Seller agreed to cause the execution of an Option Agreement (the “Option Agreement”) by and between the Company and Pogo Royalty, LLC, a Texas limited liability company (“Pogo Royalty”), an affiliate of Seller. Pogo Royalty owns certain overriding royalty interests in certain oil and gas assets owned by Pogo Resources, LLC (the “ORR Interest”). Pursuant to the Option Agreement, Pogo Royalty will grant an irrevocable and exclusive option to the Company to purchase the ORR Interest for the Option Price (defined below) at any time prior to the date that is twelve (12) months following the effective date of the Option Agreement. The option will not be exercisable while the Seller Promissory Note is outstanding.

The purchase price for the ORR Interest upon exercise of the option shall be (i) (1) $30,000,000 the (“Base Option Price”), plus (2) an additional amount equal to interest on the Base Option Price of twelve percent (12%), compounded monthly, from the effective date of the Option Agreement through the date of acquisition of the ORR Interest, minus (ii) any amounts received by Pogo Royalty in respect of the ORR Interest from the month of production in which the effective date of the Option Agreement occurs through the date of the exercise of the option (such aggregate purchase price, the “Option Price”).

The Option Agreement and the option will immediately terminate upon the earlier of (a) Pogo Royalty’s transfer or assignment of all of the ORR Interest in accordance with the Option Agreement and (b) the date that is twelve (12) months following the effective date of the Option Agreement.

The foregoing description of the Option Agreement is qualified in its entirety by the terms of the form of Option Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Second A&R Charter

In connection with the Closing, the Company will, subject to stockholder approval, file with the State of Delaware a second amended and restated certificate of incorporation (the “Second A&R Charter”) to create two classes of common stock of the Company, one class designated as Class A Common Stock and one class designated as Class B Common Stock.

The current shares of common stock of the Company will be reclassified as Class A Common Stock. Each share of Class B Common Stock has no economic rights but entitles its holder to one vote on all matters to be voted on by stockholders generally. Holders of shares of Class A Common Stock and shares of Class B Common Stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or by the Second A&R Charter. We do not intend to list any shares of Class B Common Stock on any exchange.

The foregoing description of the Second A&R Charter is qualified in its entirety by the terms of the form of Second A&R Charter, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K, and incorporated herein by reference.

A&R OpCo LLC Agreement

Following the Closing, the Company will operate its business through OpCo. On the Closing Date, the Company, OpCo, and Seller will enter into A&R OpCo LLC Agreement which will provide for the terms of OpCo. Pursuant to the A&R OpCo LLC Agreement, each OpCo unitholder (excluding the Company) will, subject to certain timing procedures and other conditions set forth therein, have the right (the “OpCo Exchange Right”) to exchange all or a portion of its OpCo Class B OpCo Units for, at OpCo’s election, (i) shares of Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each OpCo Class B Unit exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (ii) an equivalent amount of cash. OpCo will determine whether to pay cash in lieu of the issuance of shares of Class A Common Stock based on facts in existence at the time of the decision, which we expect would include the relative value of the Class A Common Stock (including trading prices for the Class A Common Stock at the time), the cash purchase price, the availability of other sources of liquidity (such as an issuance of stock) to acquire the OpCo Class B Units and alternative uses for such cash. Additionally, the holders of OpCo Class B Units will be required to exchange all of their OpCo Class B Units (a “Mandatory Exchange”) upon the occurrence of the following: (i) upon the direction of the Company with the consent of at least fifty percent (50%) of the holders of OpCo Class B Units; or (ii) upon the Mandatory Conversion Trigger Date. In connection with any exchange of OpCo Class B Units  pursuant to the OpCo Exchange Right or acquisition of OpCo Class B Units pursuant to a Mandatory Exchange, a corresponding number of shares of Class B Common Stock held by the relevant OpCo unitholder will be cancelled.

The Preferred Units will be automatically converted into OpCo Class B Units on the two-year anniversary of the issuance date of such Preferred Units (the “Mandatory Conversion Trigger Date”) at a rate determined by dividing (i) the $20.00 per unit (the “Stated Conversion Value”), by (ii) the Market Price of the Class A Common Stock, plus accrued and unpaid dividends through the date of conversion, if any (the “Conversion Price”). The “Market Price” means the simple average of the daily VWAP of the Class A Common Stock during the five (5) trading days prior to the date of conversion.

The foregoing description of the A&R OpCo LLC Agreement is qualified in its entirety by the terms of the form of A&R OpCo LLC Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K, and incorporated herein by reference.

Director Nomination and Board Observer Agreement

In connection with the A&R MIPA, at the Closing, the Company will enter into director nomination and board observer agreement (the “Board Designation Agreement”) with the Seller. Pursuant to the Board Designation Agreement, the Seller will have the right, at any time Seller owns capital stock of the Company, to appoint two board observers to attend all meetings of the Board of Directors of the Company (the “Board”). In addition, after the time of the conversion of the Preferred Units owned by Seller, Seller will have the right to nominate a certain number of members of the Board as further provided in the Board Designation Agreement.

The foregoing description of the Board Designation Agreement is qualified in its entirety by the terms of the form of Board Designation Agreement, a copy of which is included as Exhibit 10.4 to this Current Report on Form 8-K, and incorporated herein by reference.

Backstop Agreement

The Company has agreed to, at Closing, enter into and cause certain of its founders (the “Founders”) to enter into a backstop agreement (the “Backstop Agreement”) with Seller whereby the Seller will have the right (“Put Right”) to cause the Founders to purchase Seller’s Preferred Units at a purchase price per unit equal to $10.00 per unit plus the product of (i) the number of days elapsed since the effective date of the Backstop Agreement and (ii) $10.00 divided by 730. Seller’s right to exercise the Put Right will survive for six (6) months following the date the Trust Shares (as defined below) are not restricted from transfer under the Letter Agreement.

As security that the Founders will be able to purchase the Preferred Units upon exercise of the Put Right, the Founders will agree to place 1,500,000 shares of Class A Common Stock into trust (the “Trust Shares”), which the Founders can sell or borrow against to meet their obligations upon exercise of the Put Right with the prior consent of Seller. The Company is not obligated to purchase the Preferred Units from Seller under the Backstop Agreement. Until the Backstop Agreement is terminated, Seller will not be permitted to engage in any transaction which is designed to sell short the Class A Common Stock of the Company or any other publicly traded securities of the Company.

The foregoing description of the Backstop Agreement is qualified in its entirety by the terms of the form of Backstop Agreement, a copy of which is included as Exhibit 10.5 to this Current Report on Form 8-K, and incorporated herein by reference.

Registration Rights Agreement

In connection with the A&R MIPA, the parties agreed to amend the form of Registration Rights Agreement (the “Registration Rights Agreement”) that will be entered into at Closing. Pursuant to the Registration Rights Agreement, the Company has agreed to provide Seller with certain registration rights with respect to the shares of Class A Common Stock issuable upon exercise of the OpCo Exchange Right, including filing with the SEC an initial Registration Statement on Form S-1 covering the resale by the Seller of the shares of Class A Common Stock issuable upon exercise of the OpCo Exchange Right so as to permit their resale under Rule 415 under the Securities Act, no later than thirty (30) days following the Closing, use its commercially reasonable efforts to have the initial Registration Statement declared effective by the SEC as soon as reasonably practicable following the filing thereof with the SEC and use commercially reasonable efforts to convert the Form S-1 (and any subsequent Registration Statement) to a shelf registration statement on Form S-3 as promptly as practicable after the Company is eligible to use a Form S-3 Shelf.

In certain circumstances, the Seller can demand the Company’s assistance with underwritten offerings, and the Seller will be entitled to certain piggyback registration rights.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by the terms of the form of Registration Rights Agreement, a copy of which is included as Exhibit 10.6 to this Current Report on Form 8-K, and incorporated herein by reference.

Debt Commitment Letter

On August 28, 2023, the Company entered into a commitment letter (the “Debt Commitment Letter”) with First International Bank & Trust (“FIBT” or “Lender”), pursuant to which FIBT has agreed to provide the Company with a senior secured term loan in the amount of $28,000,000 (the “Credit Facility”) to (a) fund a portion of the purchase price, (b) partially fund a debt service reserve account funded with $3,000,000 at the Closing Date and an additional $2,000,000 to be deposited within 60 days following the Closing Date, (c) cash secure outstanding letters of credit issued by Pogo’s existing lender, (d) pay fees and expenses in connection with the purchase and the closing of the Credit Facility and (e) other general corporate purposes. The Credit Facility will be provided on the Closing Date subject to a number of specified conditions set forth in the Debt Commitment Letter. The obligations of FIBT to provide the Credit Facility will terminate on October 30, 2023 if the Closing Date has not occurred by such date. The definitive documentation for the Credit Facility has not been finalized and, accordingly, the actual terms of the Credit Facility may differ from those described in this Current Report on Form 8-K.

The foregoing description of the Debt Commitment Letter is qualified in its entirety by reference to the full text of the Debt Commitment Letter, a copy of which is included as Exhibit 10.7 to this Current Report on 8-K, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the A&R MIPA and the transactions contemplated hereby is incorporated by reference herein. The Unit Consideration to be issued to Seller will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On August 30, 2023, the Company issued a press release announcing the execution of A&R MIPA. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Important Information about the Purchase and Where to Find It

In connection with the purchase contemplated by the A&R MIPA, the Company intends to file with the SEC a proxy statement. The Company will mail a definitive proxy statement and other relevant documents to its stockholders at such time as it is filed (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company will send to its stockholders in connection with the purchase. Investors and security holders of the Company are advised to read, when available, the Proxy Statement in connection with the Company’s solicitation of proxies for its special meeting of stockholders to be held to approve the purchase (and related matters) because the Proxy Statement will contain important information about the purchase and the parties to the purchase.  The Proxy Statement will be mailed to stockholders of the Company as of a record date to be established for voting on the purchase. Stockholders will also be able to obtain copies of the Proxy Statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: HNR Acquisition Corp, Attention: David M. Smith, Chief Legal Officer and Secretary, 3730 Kirby Drive, Suite 1200, Houston, TX 77098.

Participants in the Solicitation

The Company, Seller, Target and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the purchase. Investors and security holders may obtain more detailed information regarding the names and interests in the purchase of the Company’s directors and officers in the Company’s filings with the SEC, including the Proxy Statement to be filed with the SEC by the Company, and such information and names of Target’s directors and executive officers will also be in the Proxy Statement to be filed with the SEC by the Company.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the benefits of the transactions contemplated by the purchase, the anticipated timing of the purchase and the products offered by the Company and the markets in which it operates Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on Seller’s and the Company’s management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Seller and the Company disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Seller and the Company caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Seller and the Company. These risks include, but are not limited to, general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability of the parties to successfully or timely consummate the proposed transactions contemplated by the A&R MIPA or to satisfy the closing conditions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the Target; the risk that the approval of the stockholders of the Company is not obtained; the failure to realize the anticipated benefits of the proposed purchase, including as a result of a delay in its consummation; the amount of redemption requests made by the Company’s stockholders; and the occurrence of events that may give rise to a right of one or both of Seller and the Company to terminate the A&R MIPA. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, the registration statement on Form S-1 related to the Company’s initial public offering, the Proxy Statement discussed above and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Disclaimer

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the purchase or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit Number	Description
2.1*	Amended and Restated Membership Interest Purchase Agreement, dated as of August 28, 2023, by and among Buyer, Seller, and Sponsor
3.1	Form of Second Amended and Restated Certificate of Incorporation
10.1	Form of Seller Promissory Note by and between Buyer and Seller
10.2	Form of Option Agreement by and between OpCo and Pogo Royalty
10.3	Form of Amended and Restated Limited Liability Company Agreement of OpCo
10.4	Form of Director Nomination and Board Observer Agreement by and between the Company and Seller
10.5	Form of Backstop Agreement by and among the Company, OpCo, Seller, and certain Founders
10.6	Form of Registration Rights Agreement by and between the Company and Seller
10.7	Debt Commitment Letter, dated as of August 28, 2023, by and between the Company and FIBT
99.1	Press release of HNR Acquisition Corp, dated August 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company’s agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 30, 2023	HNR Acquisition Corp

	By:	/s/ Donald H. Goree
	Name:	Donald H. Goree
	Title:	Chief Executive Officer